News Release

CONTACTS:

Integra LifeSciences Holdings Corporation

Investors
Angela Steinway
609-936-2268
angela.steinway@integralife.com

Michael Beaulieu
609-750-2827
michael.beaulieu@integralife.com

Media
Laurene Isip
609-750-7984
laurene.isip@integralife.com

Integra LifeSciences Announces Key Executive Appointments

PLAINSBORO, New Jersey, December 5, 2016 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (Nasdaq:IART) today announced key executive appointments effective December 1, 2016.

•	Robert T. Davis, Jr., corporate vice president and president, Specialty Surgical Solutions (SSS), has been named corporate vice president and president, Orthopedics and Tissue Technologies.

•	Dan Reuvers, corporate vice president and president, International, will assume the role of corporate vice president and president, SSS.

•
Glenn Coleman, corporate vice president, chief financial officer and principal accounting officer, in addition to his current responsibilities, will assume oversight of the international business. A leader for the international business will be later named reporting into Mr. Coleman.

All three executives will continue to be members of the Integra executive leadership team, reporting to Peter Arduini, Integra president and chief executive officer.
“These key leadership appointments reflect the depth and strength of our management team, enabling us to promote executives from within the company,” said Peter Arduini. “Bob, Dan and Glenn are proven leaders who have demonstrated exemplary management capabilities over the years and a track record of accomplishments that have contributed to our strong business performance.”
Robert T. Davis, Jr. brings more than 25 years of executive management experience in the global healthcare industry. He joined Integra in 2012 as president of the global neurosurgery business and was appointed corporate vice president in December 2012 and president of the SSS division in 2014.
Dan Reuvers has more than 25 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management. Mr. Reuvers joined Integra in 2008 as vice president of marketing and product development for Integra's surgical business. He was promoted to president of the acute surgical business in 2010 and appointed president of the instruments business in 2011. Mr. Reuvers was named corporate vice president in 2012 and became president of the international business in 2013.
Glenn Coleman joined Integra as corporate vice president, chief financial officer and principal accounting officer in 2014, bringing 25 years of experience in financial management with leading global corporations. Mr. Coleman is a certified public accountant in New Jersey for more than 20 years.
About Integra
Integra LifeSciences Holdings Corporation, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the products and services provided by Integra. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, the willingness of surgical professionals to use Integra products may affect the prospects for their use in surgical procedures. In addition, the economic, competitive, governmental, technological and other factors, identified under the heading "Risk Factors" included in Item IA of Integra's Annual Report on Form 10-K for the year ended December 31, 2015 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.